BYLAWS
                                       OF
                           NEOSURG TECHNOLOGIES, INC.
                                    ARTICLE I
                                REGISTERED OFFICE
                                -----------------

     1.01  Principal  Office.  The  principal  office shall be in Harris County,
           -----------------
Texas, and the Corporation may have offices at such other places as the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS
                                  ------------

     2.01  Place of Meetings:  All meetings of the Shareholders shall be held at
           -----------------
the registered office of the Corporation, or any other place within or without this state, as may be designated for that purpose from time to time by the Board of Directors.

     2.02  Annual Meetings:  The annual  meetings  of  the Shareholders shall be
           ---------------
held on the second Wednesday of September of each year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

     2.03  Notice  of  Meeting:  Notice  of the meeting, stating the place, day,
           -------------------
and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given in writing to each Shareholder entitled to vote at the meeting, at least ten (10), but not more than sixty (60), days before the date of the meeting, either personally or by mail or other means of written communication, addressed to the Shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notwithstanding the foregoing, no notice need be given to any

Shareholder  if (i) notice of two consecutive annual meetings and all notices of meetings  held  during the period between those annual meetings, if any, or (ii)

all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed to his address as shown on the records of the Corporation, and have been returned undeliverable. However, if such person delivers to the Corporation a written notice setting forth his then-current address, then any notice subsequently given shall also be given to such person.

     2.04  Special Meetings:  Special  meetings  of  the  Shareholders  for  any
           ----------------
purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any one or more Shareholders holding in the aggregate at least ten percent (10%) of all shares entitled to vote at the proposed special meeting. The record date for determining Shareholders entitled to call a special meeting shall be the date the first Shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice of the special meeting of the Shareholders may be conducted at the meeting.

     2.05  Quorum:  A  majority  of  the  shares  entitled to vote constitutes a
           ------
quorum for the transaction of business. Business may be continued after and despite the withdrawal of a number of Shareholders so that less than a quorum remains.
     2.06  Voting:  Only  persons  in  whose  names  shares  appear on the share
           ------
records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of Shareholders of record. No Shareholder shall have the right to cumulate his votes at any election for Directors of this Corporation. Voting for the election of Directors shall be by voice unless any Shareholder demands a ballot vote before the voting begins.

     2.07  Proxies:  Every person entitled to vote or execute consents may do so
           -------
either in person or by written proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

     2.08  Consent  of  Absentees:  No defect in the calling or  noticing  of  a
           ----------------------
Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

     2.09  Action Without  Meeting:  Action may be taken by Shareholders without
           -----------------------
a meeting if each Shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the Corporation.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

     3.01  Powers:  The  Directors  shall  act only as a board and an individual
           ------
Director shall have no power as such. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws, as to actions to be authorized or approved by the Shareholders or the Executive Committee. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation, and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

     3.02  Number and Qualification of Directors:  The authorized number of
           -------------------------------------
Directors of this Corporation shall be not less than three (3) nor more than five (5). The Directors need not be Shareholders of the Corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

     3.03  Election  and  Term of Office:  The Directors shall be elected
           -----------------------------
annually by the Shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation or removal.

     3.04  Vacancies:  Any  vacancy occurring  in the Board  of Directors, other
           ---------
than a vacancy occurring by reason of an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Any vacancy occurring in the Board of Directors by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders. The Shareholders may fill any vacancy occurring in the Board of Directors not filled by the Directors at an annual or special meeting of the Shareholders called for that purpose.

     3.05  Removal  of  Directors:  The  entire  Board  of  Directors  or  any
           ----------------------
individual Director may be removed from office with or without cause by vote of the holders of a majority of the shares then entitled to vote for Directors at a meeting of the Shareholders called expressly for that purpose.

     3.06  Place  of  Meetings:  All meetings of the Board of Directors shall be
           -------------------
held at the registered office of the Corporation or at such place within or without the state of Texas as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board of Directors.

     3.07  Regular  Meetings:  Regular  meetings of the Board of Directors shall
           -----------------
be held, without call or notice, immediately following each annual meeting of the Shareholders of the Corporation, and at such other times as the Directors may determine.

     3.08  Special  Meetings  -  Call  and  Notice:  Special  meetings  of  the
           ---------------------------------------
Board of Directors for any purpose shall be called at any time by the President or any two (2) Directors. Written notice of the special meetings, stating the time and, in general terms, the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than three (3) days before the day appointed for the meeting.

     3.09  Quorum:  A  majority of the authorized number of  Directors  shall be
           ------
necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided and except as provided in Section 3.04 of these Bylaws. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law.

     3.10  Board  Action  Without  Meeting:  Any action required or permitted to
           -------------------------------
be taken by the Board of Directors may be taken without a meeting and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

     3.11  Adjournment  -  Notice:  A  quorum  of  the Directors may adjourn any
           ----------------------
Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     3.12  Conduct  of  Meetings:  The  President,  or  in  his  absence,  any
      ---------------------
Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary at meetings of the Board of Directors.

     3.13  Presumption  of Assent.  A Director of the Corporation who is present
      ----------------------
at a meeting of the Board of Directors in which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be written in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     3.14  Compensation:  Directors and members of committees may  receive  such
           ------------
compensation, if any, for their services, and such reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors.

     3.15  Executive  Committee
           --------------------
     (1)  Designation.  The  Board  of Directors may, by resolution adopted by a
          -----------
majority of the whole Board, designate an Executive Committee. The Executive Committee shall serve at the pleasure of the Board of Directors. The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, other than those powers reserved to the full Board of Directors pursuant to Article 2.36 of the Texas Business Corporation Act, as the Board may prescribe. If the Board of Directors shall have designated an Executive Committee, all references to the Board of Directors in these Bylaws shall mean the Executive Committee, to the extent provided in the resolution of the Board designating the Executive Committee and except where such designation is contrary to the provisions of Article 2.36 of the Texas
Business Corporation Act. An Executive Committee designated by the Board of Directors shall specifically have the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation.

     (2)  Change  in  Number.  The number of Executive Committee members  may be
          ------------------
increased or decreased from time to time by resolution adopted by a majority of the Board of Directors.

     (3)  Removal.  Any member of the Executive Committee may be removed by the
          -------
Board of Directors by the affirmative vote of a majority of the Board, whenever, in its judgment, the best interests of the Corporation will be served thereby.

     (4)  Vacancies.  A  vacancy occurring in the Executive Committee (by death,
          ---------
resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided for original designation of members in subparagraph (1) hereof.

     (5)  Meetings.  The time, place, and notice (if any) of Executive Committee
          --------
meetings  shall  be  determined  by  the  Executive  Committee.

     (6)  Quorum;  Unanimous  Vote.  At meetings of the Executive Committee, all
          ------------------------
members designated by the Board of Directors shall constitute a quorum for the transaction of business. A unanimous vote by the members present at any meeting at which a quorum is present shall constitute an act of the Executive Committee. If a quorum is not present at a meeting of the Executive Committee, the member or members present may adjourn the meeting from time to time, until a quorum is present, without notice other than an announcement at the meeting.

     (7)  Compensation.  By resolution of the Board of Directors, the members of
          ------------
the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member. No such payment shall preclude any member of the Executive Committee from serving the Corporation in any other capacity and receiving compensation therefor.

     (8)  Procedure.  The Executive Committee shall keep regular  minutes of its
          ---------
proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

     (9)  Action  Without Meeting.  Any action required or permitted to be taken
     -----------------------
at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at an actual meeting. The executed consent shall be placed in the minute book.

     (10)  Responsibility.  The designation of an Executive  Committee  and  the
      --------------
delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     3.16  Other  Committees.  The  Board  of Directors may also create, appoint
           -----------------
members to, and remove members from such other committees as the Board of Directors may from time to time determine, which shall have and may exercise such powers and duties as may be authorized by the Board of Directors, but which shall not have all of the authority of the Board of Directors. Members of such other committees may be, but need not be, Directors. Members of each committee shall serve at the pleasure of the Board of Directors.

     3.17  Subcommittees.  Except  as  otherwise  specifically  provided  by the
           -------------
Board of Directors, any committee shall have the power to appoint a subcommittee from among its members and to delegate to any such subcommittee any of its powers, duties, and functions.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     4.01  Title  and  Appointment:  The  officers of the Corporation shall be a
           -----------------------
President, a Vice President, a Secretary, a Treasurer and such assistants and other officers as the Board of Directors shall from time to time determine. Any two or more offices may be held by one person.

     4.02  Election.  The officers  of  the Corporation, except such officers as
           --------
may be appointed in accordance with the provisions of this paragraph 4.02 or paragraph 4.04 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers (other than the President, Vice President, Secretary, and Treasurer), committees or agents, to specify their duties and to determine their compensation.

     4.03  Removal  and Resignation.  Any officer may be removed, either with or
           ------------------------
without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.04  Vacancies.  If the office of the President, Vice President,
           ---------
Secretary, or Treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

     4.05  President.  The President shall be the chief  executive and operating
           ---------
officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Within this authority and in the course of his duties, he shall:
     (1) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.
     (2) Make such contracts and take such actions as the ordinary conduct of the Corporation's business may require, unless the Board of Directors shall order otherwise by resolution.
     (3) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control all of the officers, agents, and employees of the Corporation, subject to the direction of the Board of Directors.
     (4) Attend in person or by substitute appointed by him or by proxy, and act and vote on behalf of the Corporation, at all meetings of the shareholders of any corporation in which the Corporation holds stock, unless otherwise directed by the Board of Directors.
     (5)  Preside  at  all  meetings of the Shareholders and Board of Directors.

     4.06  Vice  President.  In  the absence or disability of the President, the
           ---------------
Vice President shall perform all of the duties of the President, and when so acting shall have all of the powers of, and be subject to all of the restrictions on, the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors or these Bylaws.

     4.07  Secretary.  The  Secretary  shall:
           ---------
     (1) Sign, with the President or the Vice President, certificates for shares of the Corporation.
     (2) Attest and keep at the principal office of the Corporation the original or a copy of these Bylaws as amended or otherwise altered to date.
     (3) Sign or attest such documents as may be required by law or the business of the Corporation, and affix the corporate seal to such instruments as may be necessary or proper.
     (4) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In the absence or disability of the Secretary, or his refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the President or Vice President or by the Board of Directors.
     (5) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board of Directors.
     (6) In the absence or disability of the Secretary or his refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary, may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of the Secretary, the Assistant Secretary, and the Treasurer, any person thereunto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

     4.08  Treasurer.  The  Treasurer  shall:
      ---------
     (1) Have charge and custody of, and be responsible for, all funds and securities of the Corporation.
     (2) Receive, and give receipt for, monies due and payable to the Corporation from any source.

     (3) Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors.
     (4) Keep and maintain or cause to be kept and maintained adequate and correct accounts of the Corporation's properties and business transactions, including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares.
     (5) Exhibit at all reasonable times the books of account and records to any Director on application, and to any shareholder as provided in Section 7.01 of these Bylaws.
     (6) In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     4.09  Other  Duties.  In  general,  each  officer  shall perform all of the
           -------------
duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors.

                                    ARTICLE V
                           INDEMNIFICATION; INSURANCE
                           --------------------------

     5.01  Persons.  The  Corporation  shall  indemnify,  subject to the further
           -------
provisions of this Article V, to the extent provided in Section 5.03: (1) any person who is or was a Director, officer, agent, employee, or member of a committee of the Corporation, and (2) any person who serves or served at the Corporation's request as a Director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.

     5.02  Standard.  A  person  named in Section 5.01 shall be indemnified only
           --------
if he has been fully successful, on the merits or otherwise, in the defense of the proceeding, or if: (1) he conducted himself in good faith, and (2) he reasonably believed: (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in the best interest of the Corporation, and (b) in all other cases, that his conduct was at least not opposed to the

Corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo
                                                                            ----
contendere  or  its  equivalent  shall  not  of itself be determinative that the
----------
person did not meet the requirements of this Section 5.02. A person shall be deemed to have been found liable in respect to any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     5.03  Extent.  A person named in Section 5.01  may  be  indemnified  by the
           ------
Corporation, if he satisfies the applicable standards of Section 5.02, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

     5.04  Determination.  A  determination  that  a  person  has  satisfied the
           -------------
standard for indemnification under Section 5.02 may be made by a court or may be made by: (1) a majority of a quorum consisting of Directors of the Corporation who at the time of the vote are not named defendants or respondents in the proceeding; (2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; (3) special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in (1) or (2) above, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or (4) the Shareholders in a vote that excludes shares held by the persons named in Section 5.01 who are named defendants or respondents in the proceeding.

     5.05  Proration.   A  determination  under  Section  5.04  may  include  a
           ---------
determination that a person has met the standard as to some matters, but not as to others, and may reasonably prorate amounts to be indemnified.
     5.06  Advance  Payment.  Reasonable  expenses incurred by a person named in
           ----------------
Section 5.01 who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determinations specified in Sections 5.02 and 5.03, after the Corporation receives a written affirmation by the person of his good-faith belief that he has met the standard of conduct necessary for indemnification under this Article V and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if it is ultimately determined that he has not met such requirements. Such written undertaking must be an unlimited general obligation of such person but need not be secured. It may be accepted without reference to financial ability to make repayment.
     5.07  Nonexclusive and Consistent.  The  indemnification  provided  by this
           ---------------------------
Article V shall not be exclusive of any other rights to which a person may be entitled by law, these Bylaws, agreement, vote of Shareholders or disinterested Directors, or otherwise. It is not the intent of the Corporation that any provision of this Article V be inconsistent with the requirements and limitations provided in Article 2.02-1 of the Texas Business Corporation Act, and to the extent that any provision hereof conflicts with any such requirement or limitation, the provisions of Article 2.02-1 shall govern.

     5.08  Continuation.  The  indemnification  and advance payments provided by
           ------------
this Article V shall continue as to a person who has ceased to hold a position named in Section 5.01 and shall inure to his heirs, executors, and administrators.
     5.09  Insurance.  The  Corporation  may  purchase and maintain insurance or
           ---------
another arrangement on behalf of any person who holds or who has held any position named in Section 5.01, against any liability asserted against him and incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under this Article V or Article 2.02-1 of the Texas Business Corporation Act. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or other arrangement may provide for payment of a liability with respect to which the Corporation would not have had the power to indemnify the person only if including coverage for the additional liability has been approved by the Shareholders of the Corporation. Subject to the foregoing, the Board of Directors shall determine the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement.
     5.10  Reports.  Any  indemnification or advance of expenses made under this
           -------
Article V shall be reported in writing to the Shareholders of the Corporation with or before the notice or waiver of notice of the next Shareholders' meeting or with or before the next submission to Shareholders of a consent to action without a meeting and, in any case, within twelve (12) months of the indemnification or advance.
                                   ARTICLE VI
                            EXECUTION OF INSTRUMENTS
                            ------------------------

     6.01  Authorization:  The  Board  of  Directors  may,  in  its  discretion,
           -------------
determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.
                                   ARTICLE VII
                         ISSUANCE AND TRANSFER OF SHARES
                         -------------------------------
     7.01  Certificates  for Paid and Unpaid Shares:  Certificates for shares of
           ----------------------------------------
the  Corporation  shall  be  issued  only  when  fully  paid.
     7.02  Share  Certificates:   The  Corporation  shall  deliver  certificates
           -------------------
representing all shares to which Shareholders are entitled, which certificates shall be in such form as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in
Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, and the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.
     7.03  Replacement  of  Certificates:  No  new  certificates shall be issued
           -----------------------------
until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

     7.04  Transfer  of  Shares:  Shares  of  the Corporation may be transferred
           --------------------
by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of and consent to the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.
     7.05  Reasonable Doubts as to Right to Transfer.  When a transfer of shares
           -----------------------------------------
is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                  ARTICLE VIII
                               RECORDS AND REPORTS
                               -------------------
     8.01  Books  and  Records:  All  books  and records provided for by statute
           -------------------
shall be open to inspection of the Shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.
8.02  Closing  Stock  Transfer  Books:  The  Board  of  Directors  may close the
      -------------------------------
transfer books in their discretion for a period not exceeding sixty (60) days preceding any meeting, annual or special, of the Shareholders, or the day appointed for the payment of a dividend.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS
                               -------------------
     9.01  Amendment  of  Bylaws:  The  Shareholders  may  amend or repeal these
           ---------------------
Bylaws, or adopt new bylaws. The Board of Directors may also amend or repeal these Bylaws, or adopt new bylaws, unless the Shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.
ADOPTED  by  the  Board  of  Directors  on  the  15th  day  of  September, 1999.

                                    ____________________________________________
                                    Secretary